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                                                                   EXHIBIT 23.4

                         CONSENT OF ERNST & YOUNG LLP

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Sterling Commerce, Inc. ("Sterling Commerce"), for the registration of 3,247,186 shares of its common stock and to the incorporation by reference therein of our report dated November 7, 1997, with respect to the consolidated financial statements and schedule of Sterling Commerce included in its Annual Report (Form 10-K) for the fiscal year ended September 30, 1997, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Dallas, Texas
June 9, 1998